UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2007

Tesco Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of principal executive offices, including zip code)

713-359-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2007, Tesco Corporation announced that Bob Tessari, founder and former CEO, will resign from his position as Chief Technology Officer effective July 16, 2007. Mr. Tessari will remain as director of Tesco Corporation.

Item 7.01.    Regulation FD Disclosure

Attached as Exhibit 99.1 is a copy of the press release, dated June 19, 2007, announcing that Bob Tessari, founder and former CEO, is stepping down from his position as Chief Technology Officer of Tesco Corporation ("TESCO") to assume the CEO position at Turnkey E&P Inc. Mr. Tessari leaves his position at TESCO effective July 16, 2007, but will remain on the board of directors of TESCO. Turnkey is an independent oil and gas company that is focusing its oil and natural gas acquisition, exploitation, development and production activities in the continental United States using CASING DRILLING(R) technology developed by TESCO.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

99.1* Press Release of Tesco Corporation dated June 19, 2007

* Furnished herewith. This Press Release is being furnished and not filed, pursuant to Regulation FD.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: June 20, 2007	By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President Finance & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release - June 19, 2007 - Tessari Resigns as CTO